Exhibit 10.23

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) EFFECTIVE REGISTRATION STATEMENTS RELATED THERETO, (ii) AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATIONS ARE NOT REQUIRED, (iii) RECEIPT OF NO-ACTION LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES, OR (iv) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 8 OF THIS WARRANT.

ZIPCAR, INC.

WARRANT TO PURCHASE COMMON STOCK

For value received and subject to the provisions set forth in this warrant (this “Warrant”), PINNACLE VENTURES II EQUITY HOLDINGS, L.L.C. and its assigns are entitled to purchase from ZIPCAR, INC., a Delaware corporation (the “Company”):

Shares of Common Stock:	The number of Shares for which this Warrant is exercisable shall equal the Warrant Coverage divided by the Exercise Price

Exercise Price:	$2.25

Term of Warrant:	10 years from the Warrant Date

Warrant Date:	June 15, 2009

The number of Shares for which this Warrant is exercisable and the Exercise Price may be adjusted as specified in Section 5.

1. Definitions. As used herein, capitalized terms not otherwise defined herein shall have the meanings set forth in the introductory paragraph of this Warrant or the following meanings:

(a) “Common Stock” means the common stock, $0.001 par value per share, of the Company.

(b) “Exercise Price” means the exercise price per share of Common Stock specified in the introductory paragraph of this Warrant.

(c) “Holder” means the initial holder of this Warrant set forth in the first paragraph of this Warrant and any other person or entity which becomes a holder of this Warrant pursuant to the terms of this Warrant.

(d) “Loan Agreement” means that certain Loan and Security Agreement, dated even with the Warrant Date, by and among the Company, Pinnacle Ventures, L.L.C., and the other parties identified therein, as amended from time to time.

(e) “Shares” means the shares of Common Stock of Company issuable upon exercise of this Warrant.

(f) “Warrant Coverage” initially means $200,000; provided however, that upon any Advance under the Loan Agreement, Warrant Coverage means the sum of: (i) $200,000 plus (ii) 2% of the principal amount of amount of all Advances made under the Loan Agreement, up to an aggregate of $400,000. Notwithstanding the foregoing, in the event the Company (i) requests an Advance and (ii) has satisfied all of the conditions set forth in Section 3.01(b) and 3.01(c) of the Loan Agreement, and such Advance is not made to the Company by one or more of the Lenders as provided in the Loan Agreement, then “Warrant Coverage” shall thereafter mean 4% of the principal amount of all Advances made to the Company under the Loan Agreement. In the event that Holder exercises its rights under this Warrant on or before March 31, 2010, Holder agrees to take such action with respect to the adjustment of the number of Shares issued or issuable pursuant to this Warrant to effectuate the foregoing sentence.

(g) “Warrant Date” means the date of this Warrant specified in the introductory paragraph of this Warrant.

2. Term. The right to purchase Common Stock upon exercise hereof is exercisable at any time and from time to time from the Warrant Date until the earlier to occur of the following: (a) the tenth anniversary of the Warrant Date, or (b) the closing of the Company's initial Public Offering (as defined below).

3. Payment and Exercise.

(a) Methods of Exercise. The purchase right represented by this Warrant may be exercised by the Holder, in whole or in part and from time to time, at the election of the Holder, by (a) the surrender of this Warrant (with the notice of exercise substantially in the form attached hereto as Exhibit A duly completed and executed) at the principal office of the Company and by the payment to the Company, by check, or by wire transfer to an account designated by the Company of an amount equal to the then applicable Exercise Price multiplied by the number of Shares then being purchased (the :“Aggregate Purchase Price”); (b) if in connection with a registered public offering of the Company’s securities, the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit B duly completed and executed) at the principal office of the Company together with notice of arrangements reasonably satisfactory to the Company for payment to the Company from the proceeds of the sale of shares to be sold by the Holder in such public offering of the Aggregate Purchase Price; or (c) exercise of the “net issuance” right provided for in Section 3(b) hereof. The person or persons in whose name(s) any certificate(s) representing Shares of Common Stock shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the Shares represented thereby (and such Shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised. In the event of any exercise of the rights represented by this Warrant, certificates for the Shares so purchased shall be delivered to the Holder as soon as possible and in any event within thirty (30) days after such exercise and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder as soon as possible and in any event within such thirty-day period; provided, however, that at such time as the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, if requested by the Holder, the Company shall cause its transfer agent to deliver the certificate representing Shares issued upon exercise of this Warrant to a broker or other person (as directed by the Holder exercising this Warrant) within the time period required to settle any trade made by the Holder after exercise of this Warrant.

(b) Right to Convert Warrant into Stock: Net Issuance.

(i) Net Issuance Right. In addition to and without limiting the rights of the Holder under the terms of this Warrant, the Holder shall have the right to convert this Warrant or any portion thereof (the “Net Issuance Right”) into shares of Common Stock as provided in this Section 3(b) at any time or from time to time during the term of this Warrant. Upon exercise of the Net Issuance Right with respect to a particular number of shares subject to this Warrant (the “Converted Warrant Shares”), the Company shall deliver to the Holder (without payment by the Holder of any exercise price or any cash or other consideration)that number of shares of fully paid and nonassessable Common Stock as is determined according to the following formula:

X=	A - B
Y

Where:	X =	the number of shares of Common Stock that shall be issued to Holder

	Y =	the fair market value of one share of Common Stock

	A =	the aggregate fair market value of the specified number of Converted Warrant Shares (i.e., the number of Converted Warrant Shares multiplied by the fair market value of one Converted Warrant Share)

	B =	the aggregate Exercise Price of the specified number of Converted Warrant Shares immediately prior to the exercise of the Net Issuance Right (i.e., the number of Converted Warrant Shares multiplied by the Exercise Price)

No fractional shares shall be issuable upon exercise of the Net Issuance Right, and, if the number of shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the Holder an amount in cash equal to the fair market value of the resulting fractional share on the Conversion Date (as hereinafter defined). For purposes of Section 10 of this Warrant, shares issued pursuant to the Net Issuance Right shall be treated as if they were issued upon the exercise of this Warrant.

(ii) Exercise of Net Issuance Right. The Net Issuance Right may be exercised by the Holder by the surrender of this Warrant at the principal office of the Company together with a written statement (which may be in the form of Exhibit A or Exhibit B hereto) specifying that the Holder thereby intends to exercise the Net Issuance Right and indicating the number of shares subject to this Warrant which are being surrendered (referred to in Section 3(b)(i) hereof as the Converted Warrant Shares) in exercise of the Net Issuance Right. Such conversion shall be effective upon receipt by the Company of this Warrant together with the aforesaid written statement, or on such later date as is specified therein (the “Conversion Date”), and, at the election of the Holder, may be made contingent upon the closing of the sale of the Company’s Common Stock to the public in a public offering (a “Public Offering”) pursuant to a Registration Statement under the Securities Act of 1933, amended (the “Act”). Certificates for the shares issuable upon exercise of the Net Issuance Right and, if applicable, a new warrant evidencing the balance of the shares remaining subject to this Warrant, shall be issued as of the Conversion Date and shall be delivered to the Holder within thirty (30) days following the Conversion Date.

(iii) Determination of Fair Market Value. For purposes of this Section 3(b), “fair market value” of a share of Common Stock as of a particular date (the “Determination Date”) shall mean:

(1) If the Net issuance Right is exercised in connection with and contingent upon a Public Offering, and if the Company’s Registration Statement relating to such Public Offering (“Registration Statement”) has been declared effective by the Securities and Exchange Commission, then the initial “price to the public” specified in the final prospectus with respect to such offering.

(2) If the Net Issuance Right is not exercised in connection with and contingent upon a Public Offering, then as follows:

(A) If traded on a securities exchange, then the fair market value shall be the average of the closing prices of the Common Stock on such exchange over the five trading days immediately prior to the Determination Date;

(B) If traded on the Nasdaq Global Market or other over-the-counter system, then the fair market value shall be the average of the closing bid prices of the Common Stock over the five trading days immediately prior to the Determination Date; and

(C) If there is no public market, then fair market value shall be determined in good faith by the Company’s Board of Directors.

In making a determination under clauses (A) or (B) above, if on the Determination Date, five trading days have not passed since the Company’s initial Public Offering then the fair market value of the Common Stock shall be the average closing prices or closing bid prices, as applicable, for the shorter period beginning on and including the date of the initial Public Offering and ending on the trading day prior to the Determination Date (or if such period includes only one trading day the closing price or closing bid price, as applicable, for such trading day). If closing prices or closing bid prices are no longer reported by a securities exchange or other trading system, the closing price or closing bid price shall be that which is reported by such securities exchange or other trading system at 4:00 p.m. New York City time on the applicable trading day.

(c) Exercise Prior to Expiration. To the extent this Warrant is not previously exercised as to all of the Shares subject hereto, and if the fair market value of one share of the Common Stock is greater than the Exercise Price then in effect, this Warrant shall be deemed automatically exercised pursuant to Section 3(b) (even if not surrendered) immediately before its expiration, including but not limited to expiration pursuant to Section 2. For purposes of such automatic exercise, the fair market value of one share of the Common Stock upon such expiration shall be determined pursuant to Section 3(b)(iii). To the extent this Warrant or any portion thereof is deemed automatically exercised pursuant to this Section 3(c), the Company agrees to promptly notify the Holder of the number of Shares, if any, the Holder is to receive by reason of such automatic exercise.

4. Stock Fully Paid; Reservation of Shares. All Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance pursuant to the terms and conditions herein, be fully paid and nonassessable, and free from all preemptive rights and taxes, liens and charges with respect to the issuance thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

5. Adjustment of Exercise Price and Number of Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

(a) Reclassification or Merger. In case of any reclassification or change of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another entity (other than a merger with another entity in which the Company is the acquiring and the surviving entity and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall duly execute and deliver to the Holder a new Warrant (in form and substance satisfactory to the Holder), or the Company shall make appropriate provision without the issuance of a new Warrant, so that the Holder shall have the right to receive upon exercise of this Warrant, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the shares of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, merger or sale by a holder of the number of shares of Common Stock then purchasable under this Warrant. The provisions of this Section 5(a) shall similarly apply to successive reclassifications, changes, mergers and sales.

(b) Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its outstanding shares of Common Stock, the Exercise Price shall be proportionately decreased and the number of Shares issuable hereunder shall be proportionately increased in the case of a subdivision and the Exercise Price shall be proportionately increased and the number of Shares issuable hereunder shall be proportionately decreased in the case of a combination.

(c) Stock Dividends and Other Distributions. If the Company at any time while this Warrant is outstanding and unexpired shall (i) pay a dividend payable in Common Stock, then the Exercise Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution; or (ii) make any other distribution with respect to Common Stock (except any distribution specifically provided for in Sections 5(a) and 5(b)), then, in each such case, provision shall be made by the Company such that the Holder shall receive upon exercise of this Warrant a proportionate share of any such dividend or distribution as though it were the holder of the Common Stock as of the record date fixed for the determination of the shareholders of the Company entitled to receive such dividend or distribution.

(d) Adjustment of Number of Shares. Upon each adjustment in the Exercise Price, the number of Shares of Common Stock purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Exercise Price by a fraction, the numerator of which shall be the Exercise Price immediately prior to such adjustment and the denominator of which shall be the Exercise Price immediately thereafter.

6. Notice of Adjustments. Whenever the Exercise Price or the number of Shares purchasable hereunder shall be adjusted pursuant to Section 5 hereof, the Company shall make a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price and the number of Shares purchasable hereunder after giving effect to such adjustment, and shall cause copies of such certificate to be delivered to the Holder.

7. Fractional Shares. No fractional shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor based on the fair market value of the Common Stock on the date of exercise as reasonably determined in good faith by the Company’s Board of Directors.

8. Compliance with Act; Disposition of Warrant or Shares of Common Stock.

(a) Compliance with Act. The Holder, by acceptance hereof, agrees that this Warrant, and the shares of Common Stock to be issued upon exercise hereof and any Common Stock issued upon conversion thereof are being acquired for investment and that the Holder will not offer, sell or otherwise dispose of this Warrant, or any shares of Common Stock to be issued upon exercise hereof or any Common Stock issued upon conversion thereof except under circumstances which will not result in a violation of the Act or any applicable state securities laws. Upon exercise of this Warrant, unless the Shares being acquired are registered under the Act and any applicable state securities laws or an exemption from such registration is available, the Holder shall confirm in writing that the shares of Common Stock so purchased (and any shares of Common Stock issued upon conversion thereof) are being acquired for investment and not with a view toward distribution or resale in violation of the Act and shall confirm such other matters related thereto as may be reasonably requested by the Company. This Warrant and all shares of Common Stock issued upon exercise of this Warrant (unless registered under the Act and any applicable state securities laws) shall be stamped or imprinted with a legend in substantially the following form:

“THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) EFFECTIVE REGISTRATION STATEMENTS RELATED THERETO, (ii) AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATIONS ARE NOT REQUIRED, (iii) RECEIPT OF NO-ACTION LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES, OR (iv) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 8 OF THE WARRANT UNDER WHICH THESE SECURITIES WERE ISSUED, DIRECTLY OR INDIRECTLY.”

Said legend shall be removed by the Company, upon the request of the Holder, at such time as the restrictions on the transfer of the applicable security shall have terminated.

(b) Disposition of Warrant or Shares. With respect to any offer, sale or other disposition of this Warrant or any shares of Common Stock acquired pursuant to the exercise of this Warrant prior to registration of such Warrant or shares, the Holder agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of counsel, if requested by the Company, or other evidence, if reasonably satisfactory to the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state securities law then in effect) of this Warrant or such shares of Common Stock and indicating whether or not under the Act certificates for this Warrant or such shares of Common Stock to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with such law. Upon receiving such written notice and reasonably satisfactory opinion or other evidence, the Company, as promptly as practicable but no later than fifteen (15) days after receipt of the written notice, shall notify the Holder that the Holder may sell or otherwise dispose of this Warrant or such shares of Common Stock, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 8(b) that the opinion of counsel or other evidence is not reasonably satisfactory to the Company, the Company shall so notify the Holder promptly with details thereof after such determination has been made. Notwithstanding the foregoing, this Warrant or such shares of Common Stock may, as to such federal laws, be offered, sold or otherwise disposed of in accordance with Rule 144 or 144A under the Act, provided that the Company shall have been furnished with such information as the Company may reasonably request to provide a reasonable assurance that the provisions of Rule 144 or 144A have been satisfied. Each certificate representing this Warrant or the shares of Common Stock thus transferred (except a transfer pursuant to Rule 144 or 144A) shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for the Holder, such legend is not required in order to ensure compliance with such laws. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

(c) Applicability of Restrictions. Neither any restrictions of any legend described in this Warrant nor the requirements of Section 8(b) above shall apply to any transfer of, or grant of a security interest in, this Warrant (or the Common Stock or Common Stock obtainable upon exercise thereof) or any part hereof (i) to a partner of the Holder if the Holder is a partnership or to a member of or other holder of an interest in the Holder if the Holder is a limited liability company, (ii) to a partnership of which the Holder is a partner or to a limited liability company of which the Holder is a member or other holder of an interest, or (iii) to any affiliate of the Holder if the Holder is a corporation; provided, however, in any such transfer, the Holder shall provide written notice thereof to the Company immediately following any such transfer and the transferee shall, at the Company’s request, agree in writing to be bound by the terms of this Warrant as if an original holder hereof.

(d) Representations and Covenants of the Holder. This Warrant has been issued by the Company in reliance upon the following representations and covenants of the Holder, which by its execution hereof the Holder hereby confirms:

(i) The Holder is aware of the Company’s business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Warrant. The Holder is acquiring the Warrant for its own account for investment purposes only and not with a view to, or for the resale in connection with, any “distribution” thereof in violation of the Act.

(ii) The Holder understands that the Warrant has not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein.

(iii) The Holder further understands that the Warrant must be held indefinitely unless subsequently registered under the Act and qualified under any applicable state securities laws, or unless exemptions from registration and qualification are otherwise available. The Holder is aware of the provisions of Rule 144, promulgated under the Act.

(iv) The Holder is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Act.

9. Rights as Shareholders. No Holder, as a holder of this Warrant, shall be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable upon the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

10. Registration and Information Rights. The Company grants to the Holder all the registration rights of an “Investor” set forth in Section 2 and the information rights set forth in Section 4.3 (subject to the confidentiality obligations of Section 5) of the Company’s Fifth Amended and Restated Registration Rights Agreement dated as of October 31, 2007, as amended (the “Rights Agreement”), and agrees to amend the Rights Agreement so that (i) the Shares issuable upon exercise of this Warrant shall be “Registrable Shares” (as defined in the Rights Agreement) and (ii) the Holder shall be an “Investor” for all purposes of Section 2 of the Rights Agreement.

11. Notice Rights.

(a) Acquisition Transactions. The Company shall provide the Holder with at least twenty (20) days’ written notice prior to closing thereof of the terms and conditions of any of the following transactions (to the extent the Company has notice thereof): (i) the sale, lease, exchange, conveyance or other disposition of all or substantially all of the Company’s property or business, or (ii) its merger into or consolidation with any other corporation (other than a wholly-owned subsidiary of the Company), or any transaction (including a merger or other reorganization) or series of related transactions, in which more than 50% of the voting power of the Company is disposed of.

(b) Dividends and Repurchases. The Company shall provide the Holder with at least twenty (20) days notice prior to the record date of any cash dividend with respect to or offer to repurchase all or substantially all of the outstanding Common Stock.

(c) Liquidation. The Company shall provide the Holder with at least twenty (20) days notice prior to any voluntary or involuntary dissolutions, liquidation or winding-up of the Company.

12. Representations and Warranties. The Company represents and warrants to the Holder as follows:

(a) This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law or principles at equity governing specific performance, injunctive relief and other equitable remedies.

(b) The Shares have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free from preemptive rights.

(c) The rights, preferences, privileges and restrictions granted to or imposed upon the Common Stock and the holders thereof are as set forth in the Company’s Certificate of Incorporation, as amended through the Warrant Date, a true and complete copy of which is attached hereto as Exhibit C (the “Charter”).

(d) The execution and delivery of this Warrant are not, and the issuance of the Shares upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Company’s Charter or by-laws, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company, and do not and will not conflict with or contravene any provision of, or constitute a material default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration or filing with or the taking of any action in respect of or by, any Federal, state or local government authority or agency or other person, except for the filing of notices pursuant to federal and state securities laws, which filings will be effected by the time required thereby.

(e) There are no actions, suits, audits, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company in any court or before any governmental commission, board or authority which, if adversely determined, could have a material adverse effect on the ability of the Company to perform its obligations under this Warrant.

(f) As of the Warrant Date, the authorized capital stock of the Company consists of (i) 72,500,000 shares of Common Stock, of which 4,253,575 shares are issued and outstanding, (ii) 545,056 shares of Series A Preferred Stock, all of which are issued and outstanding, (iii) 9,408,742 shares of Series B Preferred Stock, all of which are issued and outstanding; (iv) 5,714,998 shares of Series C Convertible Preferred Stock, all of which are issued and outstanding; (v) 10,117,134 shares of Series D Convertible Preferred Stock, all of which are issued and outstanding; (vi) 6,497,389 shares of Series E Convertible Preferred Stock, all of which are issued and outstanding; and (vii) 16,285,000 shares of Series F Convertible Preferred Stock, of which 14,297,694 are issued and outstanding. Attached hereto as Exhibit D is a capitalization table summarizing the capitalization of the Company as of the Warrant Date. At the request of Holder, not more than once per calendar quarter, the Company will provide Holder with a current capitalization table indicating changes, if any, to the number of outstanding shares of common stock and preferred stock.

13. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Company and the Holder.

14. Notices. Any notice, request, communication or other document required or permitted to be given or delivered to the Holder or the Company shall be delivered, or shall be sent by certified or registered mail, postage prepaid, or overnight courier or delivered personally to the Holder at its address as shown on the books of the Company or to the Company at the address indicated therefor on the signature page of this Warrant.

15. Binding Effect on Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets, including the Company’s successors and assigns, and shall inure to the benefit of the Holder’s successors, legal representatives and permitted assigns, subject to the provisions set forth in Section 5(a).

16. Lost Warrants or Stock Certificates. The Company covenants to the Holder that, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

17. Descriptive Headings. The descriptive headings of the various Sections of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The language in this Warrant shall be construed as to its fair meaning without regard to which party drafted this Warrant.

18. Governing Law. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California.

19. Survival of Representations, Warranties and Agreements. All representations and warranties of the Company and the Holder contained herein shall survive the Warrant Date, the exercise or conversion of this Warrant (or any part hereof) or the termination or expiration of rights hereunder. All agreements of the Company and the Holder contained herein shall survive indefinitely until, by their respective terms, they are no longer operative.

20. Remedies. In case any one or more of the covenants and agreements contained in this Warrant shall have been breached, the Holder (in the case of a breach by the Company), or the Company (in the case of a breach by the Holder), may proceed to protect and enforce their or its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Warrant.

21. No Impairment of Rights. The Company will not, by amendment of its Charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

22. Severability. The invalidity or unenforceability of any provision of this Warrant in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, or affect any other provision of this Warrant, which shall remain in full force and effect.

23. Recovery of Litigation Costs. If any legal action or other proceeding is brought for the enforcement of this Warrant, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Warrant, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

24. Entire Agreement. This Warrant constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter.

The undersigned have caused this Warrant to be duly executed and delivered as of the Warrant Date specified above.

ZIPCAR, INC.

By:

Name:	Scott Griffith

Title:	Chief Executive Officer

Address:	25 First Street, 4th Floor Cambridge, MA 02141

PINNACLE VENTURES II EQUITY HOLDINGS, L.L.C., a Delaware limited liability company

By:

Name:	Robert N. Savoie

Title:	Chief Operating Officer

EXHIBIT A

NOTICE OF EXERCISE

To:	Zipcar, Inc. (the “Company”)

1. The undersigned hereby:

☐	elects to purchase shares of Common Stock of the Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full, or

☐	elects to exercise its net issuance rights pursuant to Section 3(b) of the attached Warrant with respect to Shares of Common Stock.

2. Please issue a certificate or certificates representing              shares in the name of the undersigned or in such other name or names as are specified below:

(Name)

(Address)

3. The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, all except as in compliance with applicable securities laws.

(Signature)

(Date)

EXHIBIT B

NOTICE OF EXERCISE

To:	Zipcar, Inc. (the “Company”)

1. Contingent upon and effective immediately prior to the closing (the “Closing”) of the Company’s public offering contemplated by the Registration Statement on Form S    , filed            , 200  , the undersigned hereby:

☐ elects to purchase              shares of Common Stock of the Company (or such lesser number of shares as may be sold on behalf of the undersigned at the Closing) pursuant to the terms of the attached Warrant, or

☐ elects to exercise its net issuance rights pursuant to Section 3(b) of the attached Warrant with respect to              Shares of Common Stock.

2. Please deliver to the custodian for the selling shareholders a stock certificate representing such              shares.

3. The undersigned has instructed the custodian for the selling shareholders to deliver to the Company $              or, if less, the net proceeds due the undersigned from the sale of shares in the aforesaid public offering. If such net proceeds are less than the purchase price for such shares, the undersigned agrees to deliver the difference to the Company prior to the Closing.

(Signature)

(Date)

EXHIBIT C

CHARTER

See Exhibit 3.1 to Zipcar, Inc.’s

Registration Statement on Form S-1

EXHIBIT D

CAPITALIZATION TABLE

Name	Common Stock	Series A Convertible Preferred Stock	Series B Convertible Preferred Stock	Series C Convertible Preferred Stock	Series D Convertible Preferred Stock	Series E Convertible Preferred Stock	Series F Convertible Preferred Stock
Adams, William	6,102	0	158,374	0	32,327	28,588	0
Adams, William A.	0	0	0	35,714	0	0	0
Aldrich Descendants 2002 Trust Dated 9/23/02	0	0	0	0	100,000	0	0
Altschuller, Alison	1,181	0	0	0	0	0	0
American Honda Motor Co., Inc.	0	0	0	0	0	0	67,968
Andonian, Charles C.	0	0	0	0	0	0	1,162
Andrew McKee Revocable Trust 2000	0	0	200,000	0	87,751	0	0
Autrey, Carlos	0	52,632	234,266	0	0	0	0
Ayrault, IV, Arthur D.	0	0	0	0	0	0	287
Azocar, Carlos	0	0	0	0	0	0	1,621
Balbontin, Juan	0	0	0	0	0	0	810
BCLF Ventures I, LLC	0	131,579	0	0	0	0	0
BCLF Ventures II, LLC	0	0	0	0	177,286	140,343	0
BCLF Ventures LLC	0	0	585,666	0	0	0	0
Benchmark Capital Partners V, L.P.	0	0	0	0	6,726,748	878,454	0
Brettman, Lee	0	0	265,134	0	0	0	0
Bristol Bay Native Corporation	0	0	0	0	0	0	131,408
Brook, David	0	0	0	0	0	0	4,962
Campbell Living Trust, dated January 16, 1997	0	0	0	0	0	0	7,266
Career Specialists	0	0	0	0	0	0	1,428
Carol and Fred Konz 2006 Trust dated August 3, 2006	0	0	0	40,000	0	0	0
Carroll, Tracy J.	0	0	0	0	0	0	6,974
Casey, Timothy Barry	0	0	0	0	263,254	38,984	0
Charles W. Riske, Jr. and Carolyn B. Riske, JT/WROS	0	0	0	0	0	10,677	0
Chase, Mark	35,425	0	0	0	0	0	0
Chase, Robin	1,116,702	0	0	0	0	0	0
Cheney, Jamison	2,222	0	0	0	0	0	0
Chinn, Glenn N.	0	0	0	0	0	0	5,668

Name	Common Stock	Series A Convertible Preferred Stock	Series B Convertible Preferred Stock	Series C Convertible Preferred Stock	Series D Convertible Preferred Stock	Series E Convertible Preferred Stock	Series F Convertible Preferred Stock
City National Bank as Trustee for Nossaman, Guthner, Knox & Elliot PSP FBO Henry Weinstock	0	0	0	0	0	0	290
City National Bank as Trustee for Nossaman, Guthner, Knox & Elliot PSP FBO Karen J. Hedlund	0	0	0	0	0	0	519
City National Bank as Trustee for Nossaman, Guthner, Knox & Elliott PSP FBO Geoffrey S. Yarema	0	0	0	0	0	0	581
Daghlian, Pamela	7,085	0	0	0	0	0	0
Danielson, Antje	404,762	0	0	0	0	0	0
Danz, Ron and Marjorie	0	0	0	0	0	0	665
Degroof, Jean-Jacques	0	52,632	117,334	71,428	0	15,593	0
Dekin, Sarah	106,750	0	0	0	0	0	0
Diamond Parking	0	0	0	0	0	0	523
Donald and Beverly Jefferson JTWROS	0	0	0	0	0	0	2,220
Duckworth, Connie	0	0	100,000	0	43,960	0	0
Dworkin, Adam	19,532	0	0	0	0	0	0
Elliott, Kathy	0	0	100,000	0	0	0	0
Ellis, David	0	0	82,900	0	0	0	0
Enriquez, Juan	5,149	13,158	64,000	0	0	10,395	0
Espiritu, Julian	11,808	0	0	0	0	0	0
Evercel, Inc.	0	0	0	2,857,142	0	0	0
Feldman, Rich	0	0	100,000	0	0	0	0
Feldman, Richard	0	0	0	0	63,089	0	0
Fink, Patricia	58	0	0	0	0	0	0
Fleischmann, Ruth	0	0	0	0	0	0	1,162
Gabriel Scheer and Jill Amsberry, Joint Tenants with Right of Survivorship	87	0	0	0	0	0	0
Garcia-Huidobro, Miguel	0	0	0	0	0	0	810
Garth, Gretchen	0	0	0	0	0	0	791
Gerson Family Foundation, Inc.	0	0	0	142,857	0	0	0
Gerson, Frederick E.	0	0	0	71,428	25,000	0	0
Gerson, James	0	0	0	285,714	137,850	0	0
Gerson, Jim	0	0	200,000	0	0	0	0
Gerson, Simon	0	0	0	71,428	25,000	0	0
Gerson, Simon F.	0	0	0	0	43,599	0	0
Globespan Capital Partners V, L.P.	0	0	0	0	0	368,490	0
Graham, Thomas C.	0	0	0	0	0	0	470

Name	Common Stock	Series A Convertible Preferred Stock	Series B Convertible Preferred Stock	Series C Convertible Preferred Stock	Series D Convertible Preferred Stock	Series E Convertible Preferred Stock	Series F Convertible Preferred Stock
Gravestar Investments	0	52,632	0	0	0	0	0
Gravestar Investments, LLC	0	0	259,334	0	0	0	0
Greylock XII Limited Partnership	0	0	0	0	0	3,666,477	0
Greylock XII Principals LLC	0	0	0	0	0	214,414	0
Greylock Xll-A Limited Partnership	0	0	0	0	0	407,386	0
Griffith, Scott W.	1,400,000	0	0	0	0	0	0
Hamilton Revocable Trust, Rylan	0	0	8,900	0	0	0	0
Hamilton UTMA, Harrison	0	0	4,400	0	0	0	0
Hammond, Jean	0	0	1,161,456	0	43,953	0	0
Harvey Sorkin Revocable Trust	0	0	100,000	0	203,296	0	0
Heminway, Mark	97,234	0	0	0	0	0	0
Hester, Montgomery R.	0	0	0	0	0	0	493
Hill, Chris	0	0	200,000	0	38,484	0	0
Hopkinson, Christine	11,250	0	0	0	0	0	0
lacocca, Lee	0	0	0	0	0	0	15,678
Jackson, Livia	0	0	0	0	0	0	2,507
Jenkins, Timothy B.	0	0	0	0	0	0	799
Johnson, Adam A.	11,253	0	0	0	0	0	0
Johnson, Joel	313	0	0	0	0	0	0
Jonathan Seelig, Custodian for Jacob Seelig Under MA UTMA	0	0	0	0	0	6,116	0
Jonathan Seelig, Custodian for Maxwell Beck Seelig Under MA UTMA	0	0	0	0	0	6,116	0
K3 LLC	0	0	0	0	0	0	162
Kaneb, Christopher P.	0	0	200,000	0	219,874	0	0
Kanter Trust dated May 18, 1994, Michael Kanter and Sandra Kanter as Trustees of the	0	0	0	0	0	0	228
Kathleen A. Rogers Revocable Trust, u/d/t January 16, 2004, Richard E. Teller and Kathleen A. Rogers, Trustees	0	0	250,000	178,500	87,028	0	0
Kennard, Peter L.	0	0	50,000	50,000	52,860	7,796	0
Klein, Gabriel J.	68,750	0	0	0	0	0	0
Klein, Michael	0	0	0	0	0	0	15,678
Knott, David W.	14,170	0	0	0	0	0	0
Kuy, Leslie H.	1,718	0	0	0	0	0	0
Lamstein, Joel	0	13,158	0	0	0	0	0

Name	Common Stock	Series A Convertible Preferred Stock	Series B Convertible Preferred Stock	Series C Convertible Preferred Stock	Series D Convertible Preferred Stock	Series E Convertible Preferred Stock	Series F Convertible Preferred Stock
LaSalle Investment Fund	0	0	100,000	0	0	0	0
Leonhardt, David	0	0	0	0	0	0	183
Livingston, Philip	0	0	0	0	0	0	37,868
Lowenthal, Robert S.	0	0	100,000	0	63,209	25,989	0
McCabe, Robert J. and Pamela M.	0	0	0	0	0	0	1,557
McCourt, Jamie	0	52,632	50,774	0	0	0	0
McGeehin, Patrick	0	0	100,000	0	63,146	0	0
McGuire, Greg	49,723	0	0	0	0	0	0
Michael Crill and Catherine Nobis	0	0	0	0	0	0	1,436
Miller, Ann C.	0	0	0	0	0	0	581
Moreno, Jose	0	0	0	0	0	0	1,065
Mullen, Scott	5,000	0	0	0	0	0	0
Myers, Mason	0	0	166,750	0	0	10,677	0
Nassutti, Mark	0	0	0	0	0	0	422
Nemerson, Elana	0	0	50,000	0	0	0	0
Nesbitt, Bryce	0	0	25,000	0	0	0	0
Nessen, Peter	0	0	117,234	0	0	0	0
Nielsen, Donald P.	0	0	0	0	0	0	6,013
Nossaman, Guthner, Knox & Elliot, LLP	0	0	0	0	0	0	519
Oakley, Stephen	77,613	0	0	0	0	0	0
Ogden, John and Andrea	0	0	0	0	0	0	581
Padelford, Carol F.	0	0	0	0	0	0	581
Parsons Transportation Group	0	0	0	0	0	0	22,940
Pascale, Renee	2,188	0	0	0	0	0	0
Peare, William F.	0	0	0	0	0	0	1,764
Perrin Investments LLC	0	0	0	0	43,649	0	0
Perrin, Donald M,	4,298	0	162,666	0	0	0	0
Peter C. Aldrich Trust	21,425	0	1,000,000	0	0	0	0
Peter C. Aldrich Trust dtd 8/2/84	0	0	0	360,000	0	192,322	0
Peterson, Neil	0	0	0	0	0	0	24,493
Pollak, Eric	0	18,421	0	0	0	0	0
Pollak, Eric	0	0	147,066	0	0	0	0
Porter, W. Thomas and Dixie Jo	0	0	0	0	0	0	31,800
Prentice Family Partnership	0	0	0	0	0	0	6,268
Preotle, Jill	28,793	0	560,000	107,142	43,967	129,947	0
Preotle, Timothy J.	0	0	40,000	0	0	0	0
Preston Gates & Ellis Investments, LLC	0	0	0	0	0	0	5,767
RA Capital Associates	21,425	0	662,834	287,165	87,595	77,968	0
Reuben, Rob	0	0	100,000	0	0	0	0

Name	Common Stock	Series A Convertible Preferred Stock	Series B Convertible Preferred Stock	Series C Convertible Preferred Stock	Series D Convertible Preferred Stock	Series E Convertible Preferred Stock	Series F Convertible Preferred Stock
Reuben, Robert	0	0	0	0	98,223	0	0
Revolution Living LLC	0	0	0	0	0	0	13,829,351
Richard E. Teller Revocable Trust, u/d/t January 16, 2004, Richard E. Teller and Kathleen A. Rogers, Trustees	0	0	250,000	178,500	87,028	0	0
Ros Bond and Gillian Marsden	0	0	0	0	0	0	1,744
Rose, Jonathan F.P.	0	0	325,134	28,571	43,960	0	0
Rosenfeld, Eric	0	52,632	60,000	55,736	52,650	0	0
Rosenzweig, Nancy J.	35,000	0	0	0	0	0	0
Ross, Andrew	87,837	0	0	571,428	983,715	259,895	0
Ruddy, Daniel J.	7,496	0	0	0	0	0	0
Russell, R. Patterson	0	26,632	568,328	158,733	43,974	0	0
Russell, Roy	275,425	0	0	0	0	0	0
Samuel, lnbal	5,000	0	0	0	0	0	0
Sander, Stephen P.	0	0	0	0	0	0	11,804
Sapers, Aviva	0	0	114,034	0	0	0	0
Schapelhouman, Fred	0	0	0	0	0	0	145
Schembre, Drew	0	0	0	0	0	0	375
Scott, William	0	0	0	0	0	0	22,051
Seed Partners LLC	0	26,316	0	0	0	0	0
Seelig, Jonathan	0	0	0	0	43,974	762	0
Seelig, Jonathan	0	52,632	50,774	71,430	0	0	0
Slotnick, Laurence	24,723	0	0	0	0	0	0
Smith, Orin	0	0	0	0	0	0	2,076
Starbuck, Shaun B.	193,746	0	0	0	0	0	0
Stemberg Irrevocable Trust, Mac	0	0	6,100	0	0	0	0
Stemberg UTMA, Clyde	0	0	6,900	0	0	0	0
Stemberg UTMA, Michael	0	0	8,900	0	0	0	0
Stemberg UTMA, William	0	0	6,900	0	0	0	0
Stonecipher, Charles	0	0	0	0	0	0	783
Tashian, Carl	39,428	0	0	0	0	0	0
The Craig Douglas Sherman Trust	0	0	0	0	34,482	0	0
The Dola Hamilton Stemberg 2006 Revocable Trust	0	0	93,000	42,818	0	0	0
Thomas G. Stemberg Revocable Trust dated May 1, 1991	0	0	60,500	49,264	56,203	0	0
Titcomb, Jr., John	0	0	0	0	0	0	2,778
Unger, Tom	0	0	29,684	0	0	0	0
United Investors International Company	0	0	0	0	0	0	4,443

Name	Common Stock	Series A Convertible Preferred Stock	Series B Convertible Preferred Stock	Series C Convertible Preferred Stock	Series D Convertible Preferred Stock	Series E Convertible Preferred Stock	Series F Convertible Preferred Stock
Wagner, Conrad	0	0	0	0	0	0	3,924
Wattenberg, Elizabeth B.	4,000	0	0	0	0	0	0
Williams, D.J.	0	0	4,400	0	0	0	0
Witter, Jacqueline	0	0	0	0	0	0	626
Witter, Malcolm	0	0	0	0	0	0	626
Wolfe, Jonathan	20,000	0	0	0	0	0	0
Woods, Colleen F.	28,904	0	0	0	0	0	0
Total	4,253,575	545,056	9,408,742	5,714,998	10,117,134	6,497,389	14,297,694

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH SALE OR TRANSFER IS IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS IS AVAILABLE WITH RESPECT THERETO.

COMMON STOCK PURCHASE WARRANT

Warrant No. 2010 - 3	Number of Shares: a maximum of 125,000
Common Stock
Subject to determination as set for the below

ZIPCAR, INC.

Effective as of March 12, 2010

Void after March 12, 2017

1. Issuance. This Common Stock Purchase Warrant (the “Warrant”) is issued to PINNACLE VENTURES II EQUITY HOLDINGS, L.L.C. by ZIPCAR, INC., a Delaware corporation (hereinafter with its successors called the “Company”).

2. Purchase Price; Number of Shares. The registered holder of this Warrant (the “Holder”), is entitled upon surrender of this Warrant with the subscription form annexed hereto duly executed, at the principal office of the Company, to purchase from the Company, at a price per share of $4.37 (the “Purchase Price”), up to a maximum of 125,000 fully paid and nonassessable shares of the Company’s Common Stock, $0.001 par value (the “Common Stock”). Commencing on the date hereof, 62,500 (the “Exercise Quantity”) of shares of Common Stock are immediately available for purchase hereunder.

(b) On the Commitment Termination Date or such earlier termination of this Warrant in accordance with the terms hereof, the Exercise Quantity shall automatically be increased either (i) by an additional 31,250 shares if the amount of Aggregate Advances funded under the Loan Agreement exceeds $10,000,000; or (ii) by an additional 62,500 shares if the amount of Aggregate Advances funded under the Loan Agreement exceeds $15,000,000.

In addition to other terms which may be defined herein, the following terms, as used in this Warrant, shall have the following meanings:

(i)	“Aggregate Advances” means the aggregate original dollar amount of Advances made under the Loan Agreement, whether such Advances are outstanding or prepaid, at the time of any scheduled adjustment to the Exercise Quantity.

(ii)	“Loan Agreement” means that certain Loan and Security Agreement No. 1222 dated March 12, 2010 between the Company and its domestic subsidiaries, on one hand, and Lighthouse Capital Partners VI, L.P., Pinnacle Ventures II-A (SUB), L.P., Pinnacle Ventures II-B, L.P., Pinnacle Ventures II-C, L.P., Pinnacle Ventures II-R (SUB), L.P., Pinnacle Ventures Debt Fund III-A, (SUB), L.P. and Pinnacle Ventures Debt Fund III, L.P., on the other hand.

1.

Any term not defined herein shall have the meaning as set forth in the Loan Agreement.

Until such time as this Warrant is exercised in full or expires, the Purchase Price and the securities issuable upon exercise of this Warrant are subject to adjustment as hereinafter provided. The person or persons in whose name or names any certificate representing shares of Common Stock is issued hereunder shall be deemed to have become the holder of record of the shares represented thereby as at the close of business on the date this Warrant is exercised with respect to such shares, whether or not the transfer books of the Company shall be closed.

3. Payment of Purchase Price. The Purchase Price may be paid (a) in cash or by check, (b) by the surrender by the Holder to the Company of any promissory notes or other obligations issued by the Company, with all such notes and obligations so surrendered being credited against the Purchase Price in an amount equal to the principal amount thereof plus accrued interest to the date of surrender, or (c) by any combination of the foregoing.

4. Net Issue Election. The Holder may elect to receive, without the payment by the Holder of any additional consideration, shares of Common Stock equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, with the net issue election notice annexed hereto duly executed, at the principal office of the Company. Thereupon, the Company shall issue to the Holder such number of fully paid and nonassessable shares of Common Stock as is computed using the following formula:

X =	Y(A-B)
A

where:	X =	the number of shares of Common Stock to be issued to the Holder pursuant to this Section 4.

	Y =	the number of shares of Common Stock covered by this Warrant in respect of which the net issue election is made pursuant to this Section 4.

	A =	the Fair Market Value (defined below) of one share of Common Stock as determined at the time the net issue election is made pursuant to this Section 4.

	B =	the Purchase Price in effect under this Warrant at the time the net issue election is made pursuant to this Section 4.

“Fair Market Value” of a share of Common Stock as of the date that the net issue election is made (the “Determination Date”) shall mean:

(i) If the net issue election is made in connection with and contingent upon the closing of the sale of the Company’s Common Stock to the public in a public offering pursuant to a Registration Statement under the 1933 Act (a “Public Offering”), and if the Company’s Registration Statement relating to such Public Offering (“Registration Statement”) has been declared effective by the Securities and Exchange Commission, then the initial “Price to Public” specified in the final prospectus with respect to such offering,

(ii) If the net issue election is not made in connection with and contingent upon a Public Offering, then as follows:

(a) If traded on a securities exchange or the Nasdaq National Market, the fair market value of the Common Stock shall be deemed to be the average of the closing or last reported sale prices of the Common Stock on such exchange or market over the five day period ending two trading days prior to the Determination Date;

(b) If otherwise traded in an over-the-counter market, the fair market value of the Common Stock shall be deemed to be the average of the closing ask prices of the Common Stock over the five day period ending two trading days prior to the Determination Date; and

2.

(c) If there is no public market for the Common Stock, then fair market value shall be determined in good faith by the Company’s Board of Directors.

5. Partial Exercise. This Warrant may be exercised in part, and the Holder shall be entitled to receive a new warrant, which shall be dated as of the date of this Warrant, covering the number of shares in respect of which this Warrant shall not have been exercised.

6. Fractional Shares. In no event shall any fractional share of Common Stock be issued upon any exercise of this Warrant. If, upon exercise of this Warrant in its entirety, the Holder would, except as provided in this Section 6, be entitled to receive a fractional share of Common Stock, then the Company shall issue the next higher number of full shares of Common Stock, issuing a full share with respect to such fractional share.

7. Expiration Date; Automatic Exercise. This Warrant shall expire at the earliest to occur of (the “Expiration Date”) (i) at the close of business on March 12, 2017; or (ii) two (2) years after the closing of the initial Public Offering; of the Company on the NASDAQ or other national stock exchange in the United States, and shall be void thereafter.

Notwithstanding the term of this Warrant fixed pursuant to this Section 7, and provided Holder has received advance written notice of at least twenty (20) days and has not earlier exercised this Warrant, and provided this Warrant has not been assumed by the successor entity (or parent thereof), upon the consummation of a Merger (as defined below), this Warrant shall automatically be exercised pursuant to Section 4 hereof, without any action by Holder. “Merger” means: (i) a sale of all or substantially all of the Company’s assets to an Unaffiliated Entity (as defined below), or (ii) the merger, consolidation or acquisition of the Company with, into or by an Unaffiliated Entity (other than a merger or consolidation for the principle purpose of changing the domicile of the Company or a bona fide round of preferred stock equity financing), that results in the transfer of fifty percent (50%) or more of the outstanding voting power of the Company. “Unaffiliated Entity” means any entity that is owned or controlled by parties who own less than twenty percent (20%) of the combined voting power of the voting securities of the Company immediately prior to such merger, consolidation or acquisition, Notwithstanding the foregoing, in the event that any outstanding warrants to purchase equity securities of the Company are assumed by the successor entity of a Merger (or parent thereof), this Warrant shall also be similarly assumed. The Company agrees to promptly give the Holder written notice of any proposed Merger and written notice of termination of any proposed Merger. Notwithstanding anything to the contrary in this Warrant, the Holder may rescind any exercise of its purchase rights after a notice of termination of the proposed Merger if the exercise of this Warrant occurred after the Company notified the Holder that the Merger was proposed or if the exercise was otherwise precipitated by such proposed Merger, provided, however that such rescission right must be exercised within thirty (30) days of receipt of such written notice of termination of the proposed Merger, In the event of such rescission, this Warrant will continue to be exercisable on the same terms and conditions.

8. Reserved Shares; Valid Issuance. The Company covenants that it will at all times from and after the date hereof reserve and keep available such number of its authorized shares of Common Stock, free from all preemptive or similar rights therein, as will be sufficient to permit the exercise of this Warrant in full. The Company further covenants that such shares as may be issued pursuant to such exercise will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

9. Stock Splits and Dividends. If after the date hereof the Company shall subdivide the Common Stock, by split-up or otherwise, or combine the Common Stock, or issue additional shares of Common Stock in payment of a stock dividend on the Common Stock, the number of shares of Common Stock issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination, and the Purchase Price shall forthwith be proportionately decreased in the case of a subdivision or stock dividend, or proportionately increased in the case of a combination.

10. Antidilution Rights. The other antidilution rights applicable to the Common Stock of the Company are set forth in the Sixth Amended and Restated Certificate of Incorporation, as amended from time to time (the “Articles”), a true and complete copy in its current form which is attached hereto as Exhibit A, Such rights shall not be

3.

restated, amended or modified in any manner without such Holder’s prior written consent if the effect of such action would be more adverse to the Holder, and substantially dissimilar to, its effect on the other holders of the Company’s Common Stock with respect to the Common Stock, The Company shall promptly provide the Holder hereof with any restatement, amendment or modification to the Articles promptly after the same has been made.

11. Mergers and Reclassifications. If after the date hereof the Company shall enter into any Reorganization (as hereinafter defined), then, as a condition of such Reorganization, lawful provisions shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall thereafter have the right to purchase, at a total price not to exceed that payable upon the exercise of this Warrant in full, the kind and amount of shares of stock and other securities and property receivable upon such Reorganization by a holder of the number of shares of Common Stock which might have been purchased by the Holder immediately prior to such Reorganization, and in any such case appropriate provisions shall be made with respect to the rights and interest of the Holder to the end that the provisions hereof (including without limitation, provisions for the adjustment of the Purchase Price and the number of shares issuable hereunder and the provisions relating to the net issue election) shall thereafter be applicable in relation to any shares of stock or other securities and property thereafter deliverable upon exercise hereof. For the purposes of this Section 11, the term “Reorganization” shall include without limitation any reclassification, capital reorganization or change of the Common Stock (other than as a result of a subdivision, combination or stock dividend provided for in Section 9 hereof), or any consolidation of the Company with, or merger of the Company into, another corporation or other business organization (other than a merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding Common Stock), or any sale or conveyance to another corporation or other business organization of all or substantially all of the assets of the Company.

12. Certificate of Adjustment. Whenever the Purchase Price is adjusted, as herein provided, the Company shall promptly deliver to the Holder a certificate of the Company’s chief financial officer setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

13. Notices of Record Date, Etc. In the event of:

(a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase, sell or otherwise acquire or dispose of any shares of stock of any class or any other securities or property, or to receive any other right;

(b) any reclassification of the capital stock of the Company, capital reorganization of the Company, consolidation or merger involving the Company, or sale or conveyance of all or substantially all of its assets; or

(c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then in each such event the Company will provide or cause to be provided to the Holder a written notice thereof. Such notice shall be provided at least twenty (20) days prior to the date specified in such notice on which any such action is to be taken.

14. Representations, Warranties and Covenants. This Warrant is issued and delivered by the Company and accepted by each Holder on the basis of the following representations, warranties and covenants made by the Company:

(a) The Company has all necessary authority to issue, execute and deliver this Warrant and to perform its obligations hereunder. This Warrant has been duly authorized issued, executed and delivered by the Company and is the valid and binding obligation of the Company, enforceable in accordance with its terms.

4.

(b) The shaves of Common Stock issuable upon the exercise of this Warrant have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable.

(c) The issuance, execution and delivery of this Warrant do not, and the issuance of the shares of Common Stock upon the exercise of this Warrant in accordance with the terms hereof will not, (i) violate or contravene the Company’s Articles or by-laws, or any law, statute, regulation, rule, judgment or order applicable to the Company, (ii) violate, contravene or result in a breach or default under any contract, agreement or instrument to which the Company is a party or by which the Company or any of its assets are bound or (iii) require the consent or approval of or the filing of any notice or registration with any person or entity.

(d) So long as this Warrant has not terminated, Holder shall be entitled to receive such financial and other information as the Holder would be entitled to receive under Section 4.3 of the Rights Agreement (as defined below) as if Holder were a “Major Investors” as defined therein (subject to the confidentiality obligations of Section 5 of the Rights Agreement).

(e) As of the date hereof, the authorized capital stock of the Company consists of (i) 72,500,000 shares of Common Stock, of which 4,539,146 shares are issued and outstanding and 125,000 shares are reserved for issuance upon the exercise of this Warrant, (ii) 545,056 shares of Series A Preferred Stock, all of which are issued and outstanding, (iii) 9,408,742 shares of Series B Preferred Stock, all of which are issued and outstanding; (iv) 5,714,998 shares of Series C Convertible Preferred Stock, all of which are issued and outstanding; (v) 10,117,134 shares of Series D Convertible Preferred Stock, all of which are issued and outstanding; (vi) 6,497,389 shares of Series E Convertible Preferred Stock, all of which are issued and outstanding; and (vii) 16,285,000 shares of Series F Convertible Preferred Stock, of which 14,297,694 are issued and outstanding. Attached hereto as Exhibit B is a capitalization table summarizing the capitalization of the Company. At the request of Holder, not more than once per calendar quarter, the Company will provide Holder with a current capitalization table indicating changes, if any, to the number of outstanding shares of common stock and preferred stock.

15. Registration and Information Rights. The Company grants to the Holder all the registration rights of an “Investor” set forth in Section 2 and the information rights set forth in Section 4.3 (subject to the confidentiality obligations of Section 5) of the Company’s Fifth Amended and Restated Registration Rights Agreement dated as of October 31, 2007 (as amended, the “Rights Agreement”), and agrees to amend the Rights Agreement so that (i) the shares of Common Stock issuable upon exercise of this Warrant shall be “Registrable Shares” and (ii) the Holder shall be an “Investor” for all purposes of Section 2 of such Rights Agreement.

16. Amendment. The terms of this Warrant may be amended, modified or waived only with the written consent of the Holder.

17. Representations and Covenants of the Holder. This Common Stock Purchase Warrant has been entered into by the Company in reliance upon the following representations and covenants of the Holder, which by its execution hereof the Holder hereby confirms:

(a) Investment Purpose. The right to acquire Common Stock contained herein will be acquired for investment and not with a view to the sale or distribution of any part thereof, and the Holder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

(b) Accredited Investor. Holder is an “accredited investor” within the meaning of the Securities and Exchange Rule 501 of Regulation D, as presently in effect.

(c) Private Issue. The Holder understands (i) that the Common Stock issuable upon exercise of the Holder’s rights contained herein is not registered under the 1933 Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company’s reliance on such exemption is predicated on the representations set forth in this Section 17.

5.

(d) Financial Risk. The Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to bear the economic risks of its investment.

(e) Stockholder Rights. Unless otherwise specified herein or in another agreement between the Company and Holder, until exercise of this Warrant, the Holder shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

18. Notices, Transfers, Etc.

(a) Any notice or written communication required or permitted to be given to the Holder may be given by certified mail or delivered to the Holder at the address most recently provided by the Holder to the Company.

(b) Subject to compliance with Section 19 below and the applicable federal and state securities laws, this Warrant may be transferred by the Holder with respect to any or all of the shares purchasable hereunder. Upon surrender of tills Warrant to the Company, together with the assignment notice annexed hereto duly executed, for transfer of this Warrant as an entirety by the Holder, the Company shall issue a new warrant of the same denomination to the assignee. Upon surrender of this Warrant to the Company, together with the assignment hereof properly endorsed, by the Holder for transfer with respect to a portion of the shares of Common Stock purchasable hereunder, the Company shall issue a new warrant to the assignee, in such denomination as shall be requested by the Holder hereof, and shall issue to such Holder a new warrant covering the number of shares in respect of which this Warrant shall not have been transferred.

(c) In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new wan-ant of like tenor and denomination and deliver the same (i) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (ii) in lieu of any Warrant lost, stolen or destroyed, upon receipt of an affidavit of the Holder or other evidence reasonably satisfactory to the Company of the loss, theft or destruction of such Warrant.

19. Transfer of Shares.

(a) “Restricted Shares” means (a) this Warrant, (b) the shares of Common Stock issued or issuable upon exercise of this Wan-ant, and (c) any other shares of capital stock of the Company issued in respect of such shares (as a result of stock splits, stock dividends, reclassifications, recapitalizations or similar events); provided, however, that shares of Common Stock which are Restricted Shares shall cease to be Restricted Shares (x) upon any sale pursuant to a registration statement under the 1933 Act, Section 4(1) of the 1933 Act or Rule 144 under the 1933 Act or (y) at such time as they become eligible for sale under Rule 144 under the 1933 Act

(b) Restricted Shares shall not be sold or transferred unless either (i) they first shall have been registered under the 1933 Act, or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company if requested by the Company or its transfer agent, to the effect that such sale or transfer is exempt from the registration requirements of the 1933 Act.

(c) Notwithstanding the foregoing, no registration or opinion of counsel shall be required for (i) a transfer by the Holder to an Affiliated Party (as such term is defined below) of the Holder, (ii) a transfer by the Holder which is a partnership to a partner of such partnership; provided that the transferee in each case agrees in writing to be subject to the terms of this Section 19 to the same extent as if it were the original Holder hereunder, or (iii) a transfer made in accordance with Rule 144 under the 1933 Act. For purposes of this Agreement “Affiliated Party” shall mean, with respect to Holder, any person or entity which, directly or indirectly, controls, is controlled by or is under common control with Holder, including, without limitation, any general partner, officer, manager or director of Holder and any venture capital fund now or hereafter existing which is controlled by one or more general partners or managing members of, or shares the same management company as, Holder.

6.

(d) Each certificate representing Restricted Shares shall bear a legend substantially in the following form:

“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such shares are registered under such Act or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required.”

The foregoing legend shall be removed from the certificates representing any Restricted Shares, at the request of the holder thereof, at. such time as they become eligible for resale pursuant to Rule 144 under the 1933 Act.

20. No Impairment. The Company will not, without the prior written consent of the Holder by amendment of its Articles or through any reclassification, capital reorganization, consolidation, merger, sale or conveyance of assets, dissolution, liquidation, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance of performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder.

21. Governing Law. The provisions and terms of this Warrant shall be governed by and construed in accordance with the internal laws of the State of Delaware.

22. Successors and Assigns. This Warrant shall be binding upon the Company’s successors and assigns and shall inure to the benefit of the Holder’s successors, legal representatives and permitted assigns.

23. Business Days. If the last or appointed day for the taking of any action required of the expiration of any rights granted herein shall be a Saturday or Sunday or a legal holiday in California, then such action may be taken or right may be exercised on the next succeeding day which is not a Saturday or Sunday or such a legal holiday.

24. Value. The Company and the Holder agree that the value of this Warrant on the date of grant is $ 100.

25. Lock-Up Agreement. The Holder, if requested by the Company and the managing underwriter of an underwritten public offering by the Company of Common Stock, shall not sell or otherwise transfer or dispose of any Common Stock or other securities of the Company held by Holder for a period of up to one hundred eighty (180) days following the effective dale of a Registration Statement (as defined in the Rights Agreement); provided, that (a) such agreement shall only apply to the Initial Public Offering (as defined in the Rights Agreement); (b) all stockholders of the Company then holding at least one percent (1%) of the outstanding Common Stock (on an as-converted basis) and all officers and directors of the Company enter into similar agreements; and (c) the Company shall use its reasonable best efforts to ensure that such agreement shall provide (i) for the periodic early releases of portions of the securities subject thereto upon the occurrence of specified events, and (ii) that in the event of any such early release, the Holder shall be released from such agreement on a pro rata basis.

7.

ZIPCAR, INC.		PINNACLE VENTURES II EQUITY HOLDINGS, L.L.C.

By:		By:

Name:	Edward Goldfinger	Name:	Robert N. Savoie

Title:	CFO	Title:	Chief Financial Officer

8.

Subscription

To:	Date:

The undersigned hereby subscribes for                      shares of Common Stock covered by this Warrant. The certificate(s) for such shares shall be issued in the name of the undersigned or as otherwise indicated below:

Signature

Name for Registration

Mailing Address

1.

Net Issue Election Notice

To:	Date:

The undersigned hereby elects under Section 4 to surrender the right to purchase                      shares of Common Stock pursuant to this Warrant. The certificate(s) for such shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below:

Signature

Name for Registration

Mailing Address

1.

Assignment

For value received	hereby sells, assigns and

transfers unto

[Please print or typewrite name and address of Assignee]

the within Warrant, and does hereby irrevocably constitute and appoint its attorney to transfer the within Warrant on the books of the within named Company with full power of substitution on the premises.

Dated:

In the Presence of:

1.

EXHIBIT A

Sixth Amended and Restated Certificate of Incorporation

See Exhibit 3.1 to Zipcar Inc.’s Registration Statement on Form S-1

EXHIBIT B

Capitalization Table

1.

	Shares	%	Proceeds	Price per Share	Date

Series A Preferred	1,390,438	2.24%	$2,641,832	$1.90	11/16/2000
Series B Preferred	9,408,742	15.14%	$4,704,371	$0.50	12/20/2002
Series C Preferred	5,714,998	9.19%	$4,000,499	$0.70	10/30/2003
Series D Preferred	10,117,134	16.28%	$11,735,875	$1.16	7/8/2005
Series E Preferred	6,497,389	10.45%	$25,000,004	$3.85	10/26/2006
Series F Preferred	14,297,694	23.00%	$45,000,000	$3.15	11/1/2007

Subtotal Preferred	47,426,395	76.30%	$93,082,581

Common	4,556,696	7.33%

Preferred Warrants	145,150	0.23%
Common Warrants	944,022	1.52%

Options Available	249,260	0.40%
Options Outstanding	8,836,338	14.22%

Total Fully Diluted	62,157,861	100.00%

	Series A	Series B	Series C	Series D	Series E	Series F	Common	Wts.	Total	%
Revolution	0	0	0	0	0	13,829,351	0	0	13,829,351	22.25%
Benchmark	131,579	585,666	0	6,904,034	1,018,797	0	0	0	8,640,076	13.90%
Greylock	0	0	0	0	4,288,277	0	0	0	4,288,277	6.90%
Evercel	0	0	2,857,142	0	0	0	0	0	2,857,142	4.60%
Globespan	0	0	0	0	368,490	0	0	0	368,490	0.59%

Subtotal									29,983,336	48.24%

Major Angels
Peter Aldrich	0	1,000,000	360,000	0	192,322	0	21,425	17,524	1,591,271	2.56%
Jean Hammond	0	1,161,456	0	43,953	0	0	32,790	0	1,238,199	1.99%
Andrew Ross	0	0	571,428	109,956	259,895	0	87,837	174,751	1,203,867	1.94%
Eric Rosenberg	52,632	60,000	55,736	926,409	0	0	0	10,530	1,105,307	1.78%
R.P. Russell	26,632	568,328	158,733	43,974	0	0	275,425	8,794	1,081,886	1.74%
RA Capital	0	662,834	57,165	87,595	77,968	0	21,425	17,519	924,506	1.49%

Jill Preotle	0	560,000	107,142	43,967	129,947	0	28,793	0	869,849	1.40%
Jonathan Seelig	52,632	50,774	71,430	43,974	12,994	0	0	8,794	240,598	0.39%

Subtotal									8,255,483	13.28%

Major Common
Scott Griffith	0	0	0	0	0	0	1,400,000	0	1,400,000	2.25%
Robin Chase	0	0	0	0	0	0	1,116,702	0	1,116,702	1.80%
Antje Danielson	0	0	0	0	0	0	404,762	0	404,762	0.65%

Subtotal									2,921,464	4.70%

Major Warrants
Lighthouse								240,000	240,000	0.39%
Pinnacle								213,334	213,334	0.34%

Subtotal									453,334	0.73%

Zipcar, Inc.

Stock Ledger

   3/5/2010

Certificate Number			Issuance Price Paid per Share Category of Issuance
Sharehold Alias		Number of Shares	Date			Status

Preferred Stock
Evercel, Inc.	PS C - 29	2,857,142	10/30/2003	$0.00	Preferred Stock Issuance
Evercel, Inc.	PS C - 1	0	10/30/2003	$0.00	Preferred Stock Issuance	Lost certificate; need to be re-issue - Reissued as [illegible]
Benchmark Capital Partner	PS D - 1	6,034,483	7/8/2005	$0.00	Preferred Stock Issuance
Greylock XII Limited Partne	PS E - 1	3,666,477	10/26/2006	$0.00	Preferred Stock Issuance
Revolution Living LLC	PS F - 1	13,829,351	11/1/2007	$0.00	Preferred Stock Issuance
Juan Enriquez	PS A - 2	13,158	11/16/2000	$0.00	Preferred Stock Issuance
William Adams	PS B - 2	158,374	12/20/2002	$0.00	Preferred Stock Issuance
William Adams	PS C - 2	35,714	11/26/2003	$0.00	Preferred Stock Issuance
Greylock XII-A Limited Part	PS E - 2	407,386	10/26/2006	$0.00	Preferred Stock Issuance
American Honda Motor Co.	PS F - 2	67,968	11/1/2007	$0.00	Preferred Stock Issuance
Carlos Autrey	PS B - 3	234,266	12/20/2002	$0.00	Preferred Stock Issuance
Timothy Barry Casey	PS D - 3	263,254	7/8/2005	$0.00	Preferred Stock Issuance
Greylock XII Principals LLC	PS E - 3	214,414	10/26/2006	$0.00	Preferred Stock Issuance
Charles C Andonian	PS F - 3	1,162	11/1/2007	$0.00	Preferred Stock Issuance
Gravestar Investments, LLC	PS A - 4	52,632	11/16/2000	$0.00	Preferred Stock Issuance
BCLF Ventures LLC	PS B - 4	585,666	12/20/2002	$0.00	Preferred Stock Issuance
Peter L Kennard	PS C - 4	50,000	11/26/2003	$0.00	Preferred Stock Issuance
Connie Duckworth	PS D - 4	43,960	7/8/2005	$0.00	Preferred Stock Issuance
Benchmark Capital Partner	PS E - 4	878,454	10/26/2006	$0.00	Preferred Stock Issuance
Arthur D Ayrault, IV	PS F - 4	287	11/1/2007	$0.00	Preferred Stock Issuance
Lee Brettman	PS B - 5	265,134	12/20/2002	$0.00	Preferred Stock Issuance
RA Capital Associates	PS C - 5	0	11/26/2003	$0.00	Preferred Stock Issuance	Partial transfer to cert 30 & 31 - Reissued as [illegible]
Richard Feldman	PS D - 5	43,847	7/8/2005	$0.00	Preferred Stock Issuance
Peter C. Aldrich Trust dtd 8	PS E - 5	192,322	10/26/2006	$0.00	Preferred Stock Issuance
Carlos Azocar	PS F - 5	1,621	11/1/2007	$0.00	Preferred Stock Issuance
Jean-Jacques Degroof	PS B - 6	117,334	12/20/2002	$0.00	Preferred Stock Issuance
Jonathan F.P. Rose	PS C - 6	28,571	11/26/2003	$0.00	Preferred Stock Issuance
James Gerson	PS D - 6	87,850	7/8/2005	$0.00	Preferred Stock Issuance
Juan Balbontin	PS F - 6	810	11/1/2007	$0.00	Preferred Stock Issuance
Joel Lamstein	PS A - 7	13,158	11/16/2000	$0.00	Preferred Stock Issuance
David Ellis	PS B - 7	82,900	12/20/2002	$0.00	Preferred Stock Issuance
Eric Rosenfeld	PS C - 7	55,736	11/26/2003	$0.00	Preferred Stock Issuance

Simon Gerson	PS D - 7	43,599	7/8/2005	$0.00	Preferred Stock Issuance
Jill Preotle	PS E - 7	129,947	10/26/2006	$0.00	Preferred Stock Issuance
Ros Bond and Gillian Mars	PS F - 7	1,744	11/1/2007	$0.00	Preferred Stock Issuance
Juan Enriquez	PS B - 8	64,000	12/20/2002	$0.00	Preferred Stock Issuance
Jean Hammond	PS D - 8	43,953	7/8/2005	$0.00	Preferred Stock Issuance
RA Capital Associates	PS E - 8	77,968	10/26/2006	$0.00	Preferred Stock Issuance
Bristol Bay Native Corpora	PS F - 8	131,408	11/1/2007	$0.00	Preferred Stock Issuance
Seed Partners LLC	PS A - 9	26,316	11/16/2000	$0.00	Preferred Stock Issuance
Gravestar Investments, LLC	PS B - 9	259,334	12/20/2002	$0.00	Preferred Stock Issuance
Christopher P Kaneb	PS D - 9	219,874	7/8/2005	$0.00	Preferred Stock Issuance
Timothy Barry Casey	PS E - 9	38,984	10/26/2006	$0.00	Preferred Stock Issuance
David Brook	PS F - 9	4,962	11/1/2007	$0.00	Preferred Stock Issuance
Jonathan Seelig	PS C - 10	71,430	12/20/2003	$0.00	Preferred Stock Issuance
Peter L Kennard	PS D - 10	35,168	7/8/2005	$0.00	Preferred Stock Issuance
William Adams	PS E - 10	28,588	10/26/2006	$0.00	Preferred Stock Issuance
Campbell Living Trust, date	PS F - 10	7,266	11/1/2007	$0.00	Preferred Stock Issuance
Eric Rosenfeld	PS A - 11	52,632	11/16/2000	$0.00	Preferred Stock Issuance
Jamie McCourt	PS B - 11	50,774	12/20/2002	$0.00	Preferred Stock Issuance
Robert S Lowenthal	PS D - 11	43,967	7/8/2005	$0.00	Preferred Stock Issuance
Robert S Lowenthal	PS E - 11	25,989	10/26/2006	$0.00	Preferred Stock Issuance
Career Specialists	PS F - 11	1,428	11/1/2007	$0.00	Preferred Stock Issuance
Jamie McCourt	PS A - 12	52,632	11/16/2000	$0.00	Preferred Stock Issuance
Mason Myers	PS B - 12	166,750	12/20/2002	$0.00	Preferred Stock Issuance
James Gerson	PS C - 12	285,714	12/30/2003	$0.00	Preferred Stock Issuance
Patrick McGeehin	PS D - 12	43,904	7/8/2005	$0.00	Preferred Stock Issuance
Jean-Jacques Degroof	PS E - 12	15,593	10/26/2006	$0.00	Preferred Stock Issuance
Tracy J Carroll	PS F - 12	6,974	11/1/2007	$0.00	Preferred Stock Issuance
Carlos Autrey	PS A - 13	52,632	8/1/2009	$0.00	Preferred Stock Issuance
Gerson Family Foundation,	PS C - 13	142,857	12/30/2003	$0.00	Preferred Stock Issuance
Andrew McKee Revocable	PS D - 13	87,751	7/8/2005	$0.00	Preferred Stock Issuance
Glenn N Chinn	PS F - 13	6,668	11/1/2007	$0.00	Preferred Stock Issuance
Jean-Jacques Degroof	PS A - 14	52,632	11/16/2000	$0.00	Preferred Stock Issuance
Peter Nessen	PS B - 14	117,234	12/20/2002	$0.00	Preferred Stock Issuance
Perrin Investments LLC	PS D - 14	43,649	7/8/2005	$0.00	Preferred Stock Issuance
Juan Enriquez	PS E - 14	10,395	10/26/2006	$0.00	Preferred Stock Issuance
Henry Weinstock	PS F - 14	581	11/1/2007	$0.00	Preferred Stock Issuance
Jonathan Seelig	PS A - 15	52,632	11/16/2000	$0.00	Preferred Stock Issuance
Peter C. Aldrich Trust dtd 8	PS B - 15	862,834	12/20/2002	$0.00	Preferred Stock Issuance
Jill Preotle	PS D - 15	43,967	7/8/2005	$0.00	Preferred Stock Issuance
Peter L Kennard	PS E - 15	7,796	10/26/2006	$0.00	Preferred Stock Issuance

Henry Weinstock	PS F - 15	290	11/1/2007	$0.00	Preferred Stock Issuance
R. Patterson Russell	PS A - 16	26,632	12/16/2003	$0.00	Preferred Stock Issuance
Donald M Perrin	PS B - 16	162,666	12/20/2002	$0.00	Preferred Stock Issuance
Jill Preotle	PS C - 16	107,142	12/30/2003	$0.00	Preferred Stock Issuance
RA Capital Associates	PS D - 16	87,595	7/8/2005	$0.00	Preferred Stock Issuance
Karen J Hedlund	PS F - 16	519	11/1/2007	$0.00	Preferred Stock Issuance
R. Patterson Russell	PS C - 17	158,733	12/30/2003	$0.00	Preferred Stock Issuance
Robert Reuben	PS D - 17	78,981	7/8/2005	$0.00	Preferred Stock Issuance
Andrew Ross	PS E - 17	259,895	11/10/2006	$0.00	Preferred Stock Issuance
Michael Crill and Catherine	PS F - 17	1,436	11/1/2007	$0.00	Preferred Stock Issuance
Eric Pollak	PS A - 18	18,421	7/25/2005	$0.00	Preferred Stock Issuance
RA Capital Associates	PS B - 18	662,834	12/20/2002	$0.00	Preferred Stock Issuance
Andrew Ross	PS C - 18	571,428	12/20/2003	$0.00	Preferred Stock Issuance
Jonathan F.P. Rose	PS D - 18	43,960	7/8/2005	$0.00	Preferred Stock Issuance
GlobeSpan Capital Partners	PS E - 18	368,490	11/16/2006	$0.00	Preferred Stock Issuance
Ron and Majorie Danz	PS F - 18	665	11/1/2007	$0.00	Preferred Stock Issuance
BCLF Ventures I, LLC	PS A - 19	131,579	12/7/2007	$0.00	Preferred Stock Issuance
Jonathan F.P. Rose	PS B - 19	325,134	12/20/2002	$0.00	Preferred Stock Issuance
Richard E. Teller Revocable	PS C - 19	178,500	5/8/2005	$0.00	Preferred Stock Issuance
Eric Rosenfeld	PS D - 19	52,650	7/8/2005	$0.00	Preferred Stock Issuance
Maxwell Beck Seelig	PS E - 19	6,116	12/13/2006	$0.00	Preferred Stock Issuance
Diamond Parking	PS F - 19	523	11/1/2007	$0.00	Preferred Stock Issuance
Eric Rosenfeld	PS B - 20	60,000	12/20/2002	$0.00	Preferred Stock Issuance
Kathleen A. Rogers Revocable	PS C - 20	178,500	6/8/2005	$0.00	Preferred Stock Issuance
Eric Rosenfeld	PS D - 20	873,759	7/8/2005	$0.00	Preferred Stock Issuance
Jacob Seelig	PS E - 20	6,116	12/31/2006	$0.00	Preferred Stock Issuance
Donald and Beverly Jeffers	PS F - 20	967	11/1/2007	$0.00	Preferred Stock Issuance
Carol and Fred Konz 2006	PS C - 21	40,000	8/23/2006	$0.00	Preferred Stock Issuance
R. Patterson Russell	PS D - 21	43,974	7/8/2005	$0.00	Preferred Stock Issuance
Jonathan Seelig	PS E - 21	762	12/13/2006	$0.00	Preferred Stock Issuance
Ruth Fleischmann	PS F - 21	1,162	11/1/2007	$0.00	Preferred Stock Issuance
Peter C. Aldrich Trust dtd 8	PS C - 22	360,000	8/23/2006	$0.00	Preferred Stock Issuance
Jonathan Seelig	PS D - 22	43,974	7/8/2005	$0.00	Preferred Stock Issuance
BCLF Ventures II, LLC	PS E - 22	140,343	12/7/2007	$0.00	Preferred Stock Issuance
Miguel Garcia-Huidobro	PS F - 22	810	11/1/2007	$0.00	Preferred Stock Issuance
Aviva Sapers	PS B - 23	114,034	12/20/2002	$0.00	Preferred Stock Issuance
The Dola Hamilton Stembe	PS C - 23	42,818	12/31/2006	$0.00	Preferred Stock Issuance
Charles W. Riske, Jr and C	PS E - 23	10,677	12/5/2007	$0.00	Preferred Stock Issuance
Gretchen Garth	PS F - 23	791	11/1/2007	$0.00	Preferred Stock Issuance
Jonathan Seelig	PS B - 24	50,774	12/20/2002	$0.00	Preferred Stock Issuance

Thomas G. Stemberg Revc	PS C - 24	49,264	12/31/2006	$0.00	Preferred Stock Issuance
Mason Myers	PS E - 24	10,677	12/5/2007	$0.00	Preferred Stock Issuance
Thomas C Graham	PS F - 24	470	11/1/2007	$0.00	Preferred Stock Issuance
Frederick E Gerson	PS C - 25	71,428	12/17/2006	$0.00	Preferred Stock Issuance
William Adams	PS D - 25	32,327	8/10/2005	$0.00	Preferred Stock Issuance
Montgomery R Hester	PS F - 25	493	11/1/2007	$0.00	Preferred Stock Issuance
Peter C. Aldrich Trust dtd 8	PS B - 26	120,000	1/31/2003	$0.00	Preferred Stock Issuance
Simon Gerson	PS C - 28	71,428	12/17/2006	$0.00	Preferred Stock Issuance
Lee lacocca	PS F - 26	15,678	11/1/2007	$0.00	Preferred Stock Issuance
The Craig Douglas Sherma	PS D - 27	34,482	8/10/2005	$0.00	Preferred Stock Issuance
Livia Jackson	PS F - 27	2,507	11/1/2007	$0.00	Preferred Stock Issuance
Christopher P Kaneb	PS B - 28	200,000	1/31/2003	$0.00	Preferred Stock Issuance
Jean-Jacques Degroof	PS C - 28	71,428	6/11/2007	$0.00	Preferred Stock Issuance
Richard Feldman	PS D - 28	19,242	8/10/2005	$0.00	Preferred Stock Issuance
Donald and Beverly Jeffers	PS F - 28	1,253	11/1/2007	$0.00	Preferred Stock Issuance
James Gerson	PS D - 29	50,000	8/10/2005	$0.00	Preferred Stock Issuance
Timothy B Jenkins	PS F - 29	799	11/1/2007	$0.00	Preferred Stock Issuance
LaSalle Investment Fund	PS B - 30	100,000	1/31/2003	$0.00	Preferred Stock Issuance
Richard H. Aldrich 2009 GF	PS C - 30	230,000	12/28/2009	$0.00	Transfer to Trust
K3 LLC	PS F - 30	162	11/1/2007	$0.00	Preferred Stock Issuance
RA Capital Associates	PS C - 31	57,165	11/26/2003	$0.00	Transfer to Trust
Kanter Trust dated May 18,	PS F - 31	228	11/1/2007	$0.00	Preferred Stock Issuance
Connie Duckworth	PS B - 32	100,000	2/10/2003	$0.00	Preferred Stock Issuance
Chris Hill	PS D - 32	38,484	8/10/2005	$0.00	Preferred Stock Issuance
Michael Klein	PS F - 32	15,678	11/1/2007	$0.00	Preferred Stock Issuance
Kathy Elliott	PS B - 33	100,000	2/10/2003	$0.00	Preferred Stock Issuance
Peter L Kennard	PS D - 33	17,692	8/10/2005	$0.00	Preferred Stock Issuance
David Leonhardt	PS F - 33	183	11/1/2007	$0.00	Preferred Stock Issuance
Jill Preotle	PS B - 34	500,000	2/10/2003	$0.00	Preferred Stock Issuance
Robert S Lowenthal	PS D - 34	19,242	8/10/2005	$0.00	Preferred Stock Issuance
Philip Livingston	PS F - 34	37,868	11/1/2007	$0.00	Preferred Stock Issuance
Peter C. Aldrich Trust dtd 8	PS B - 35	17,166	2/28/2003	$0.00	Preferred Stock Issuance
Patrick McGeehin	PS D - 35	19,242	8/10/2005	$0.00	Preferred Stock Issuance
Robert J and Pamela M. M	PS F - 35	1,557	11/1/2007	$0.00	Preferred Stock Issuance
Richard Feldman	PS B - 36	100,000	2/28/2003	$0.00	Preferred Stock Issuance
Robert Reuben	PS D - 36	19,242	8/10/2005	$0.00	Preferred Stock Issuance
James Gerson	PS B - 37	200,000	2/28/2003	$0.00	Preferred Stock Issuance
Andrew Ross	PS D - 37	109,956	8/10/2005	$0.00	Preferred Stock Issuance
Jose Moreno	PS F - 37	1,065	11/1/2007	$0.00	Preferred Stock Issuance
Chris Hill	PS B - 38	200,000	2/28/2003	$0.00	Preferred Stock Issuance

Mark Nassutti	PS F - 38	422	11/1/2007	$0.00	Preferred Stock Issuance
Peter L Kennard	PS B - 39	50,000	2/28/2003	$0.00	Preferred Stock Issuance
Donald P Nielsen	PS F - 39	6,013	11/1/2007	$0.00	Preferred Stock Issuance
Patrick McGeehin	PS B - 40	100,000	2/28/2003	$0.00	Preferred Stock Issuance
Thomas G. Stemberg Revo	PS D - 40	56,203	8/10/2005	$0.00	Preferred Stock Issuance
Nossaman, Guthner, Knox	PS F - 40	519	11/1/2007	$0.00	Preferred Stock Issuance
Andrew McKee Revocable	PS B - 41	200,000	2/28/2003	$0.00	Preferred Stock Issuance
Benchmark Capital Partner	PS D - 41	692,265	8/10/2005	$0.00	Preferred Stock Issuance
John and Andrea Ogden	PS F - 41	581	11/1/2007	$0.00	Preferred Stock Issuance
Elana Nemerson	PS B - 42	50,000	2/28/2003	$0.00	Preferred Stock Issuance
Carol F Padelford	PS F - 42	581	11/1/2007	$0.00	Preferred Stock Issuance
Robert Reuben	PS B - 43	100,000	2/28/2003	$0.00	Preferred Stock Issuance
Richard E. Teller Revocable	PS D - 43	43,925	10/10/2005	$0.00	Preferred Stock Issuance
Parsons Transportation Gr	PS F - 43	22,940	11/1/2007	$0.00	Preferred Stock Issuance
Kathleen A. Rogers Revocable	PS D - 44	43,925	10/10/2005	$0.00	Preferred Stock Issuance
William F Peare	PS F - 44	1,764	11/1/2007	$0.00	Preferred Stock Issuance
Richard E. Teller Revocable	PS D - 45	43,103	10/10/2005	$0.00	Preferred Stock Issuance
Neil Peterson	PS F - 45	24,493	11/1/2007	$0.00	Preferred Stock Issuance
Robert S Lowenthal	PS B - 46	0	2/28/2003	$0.00	Preferred Stock Issuance	Cancel 100,000 shares and reissued 50,000 to the same
Kathleen A. Rogers Revoca	PS D - 46	43,103	10/10/2005	$0.00	Preferred Stock Issuance
W. Thomas and Dixie Jo P	PS F - 46	31,800	11/1/2007	$0.00	Preferred Stock Issuance
Timothy J Preotle	PS B - 47	40,000	3/3/2003	$0.00	Preferred Stock Issuance
Aldrich Descendants 2002	PS D - 47	100,000	8/23/2006	$0.00	Preferred Stock Issuance
Prentice Family Partnership	PS F - 47	6,268	11/1/2007	$0.00	Preferred Stock Issuance
Jill Preotle	PS B - 48	60,000	3/3/2003	$0.00	Preferred Stock Issuance
Frederick E Gerson	PS D - 48	25,000	12/17/2006	$0.00	Preferred Stock Issuance
Preston Gates & Ellis Inves	PS F - 48	5,767	11/1/2007	$0.00	Preferred Stock Issuance
Simon Gerson	PS D - 49	25,000	12/17/2006	$0.00	Preferred Stock Issuance
Stephen P Sander	PS F - 49	11,804	11/1/2007	$0.00	Preferred Stock Issuance
Jean Hammond	PS B - 50	1,161,456	2/27/2003	$0.00	Preferred Stock Issuance
BCLF Ventures II, LLC	PS D - 50	177,286	12/7/2007	$0.00	Preferred Stock Issuance
Fred Schapelhouman	PS F - 50	145	11/1/2007	$0.00	Preferred Stock Issuance
Richard E. Teller Revocable	PS B - 51	250,000	6/8/2005	$0.00	Preferred Stock issuance
Harvey Sorkin RevocableTi	PS D - 51	203,296	9/17/2008	$0.00	Preferred Stock Issuance
Drew Schembre	PS F - 51	375	11/1/2007	$0.00	Preferred Stock Issuance
Kathleen A. Rogers Revoca	PS B - 52	250,000	6/8/2005	$0.00	Preferred Stock Issuance
William Scott	PS F - 52	22,051	11/1/2007	$0.00	Preferred Stock Issuance
Orin Smith	PS F - 53	2,076	11/1/2007	$0.00	Preferred Stock Issuance
Charles Stonecipher	PS F - 54	783	11/1/2007	$0.00	Preferred Stock Issuance
Tom Unger	PS B - 55	29,684	7/8/2005	$0.00	Preferred Stock Issuance

John Titcomb, Jr.	PS F - 55	2,778	11/1/2007	$0.00	Preferred Stock Issuance
United Investors International	PS F - 56	4,443	11/1/2007	$0.00	Preferred Stock Issuance
Russell R Patterson	PS B - 57	568,328	7/8/2005	$0.00	Preferred Stock Issuance
Conrad Wagner	PS F - 57	3,924	11/1/2007	$0.00	Preferred Stock Issuance
Jacqueline Witter	PS F - 58	626	11/1/2007	$0.00	Preferred Stock Issuance
Eric Pollak	PS B - 59	147,066	7/8/2005	$0.00	Preferred Stock Issuance
Malcolm Witter	PS F - 59	626	11/1/2007	$0.00	Preferred Stock Issuance
Ann C Miller	PS F - 60	581	10/1/2008	$0.00	Preferred Stock Issuance
Bryce Nesbitt	PS B - 61	25,000	7/8/2005	$0.00	Preferred Stock Issuance
The Dola Hamilton Stembe	PS B - 63	93,000	12/31/2006	$0.00	Preferred Stock issuance
Stemberg Irrevocable Trust	PS B - 64	1,700	12/31/2006	$0.00	Preferred Stock Issuance
Stemberg UTMA, William	PS B - 65	3,000	12/31/2006	$0.00	Preferred Stock Issuance
Stemberg UTMA, Clyde	PS B - 66	3,000	12/31/2006	$0.00	Preferred Stock Issuance
Hamilton Revocable Trust,	PS B - 67	4,500	12/31/2006	$0.00	Preferred Stock Issuance
Stemberg UTMA, Michael	PS B - 68	4,500	12/31/2006	$0.00	Preferred Stock Issuance
Hamilton UTMA, Harrison	PS B - 70	4,400	12/6/2007	$0.00	Preferred Stock Issuance
Stemberg UTMA, Clyde	PS B - 71	3,900	12/6/2007	$0.00	Preferred Stock Issuance
Stemberg UTMA, William	PS B - 72	3,900	12/6/2007	$0.00	Preferred Stock issuance
Stemberg UTMA, Michael	PS B - 73	4,400	12/6/2007	$0.00	Preferred Stock Issuance
D.J. Williams	PS B - 74	4,400	12/6/2007	$0.00	Preferred Stock Issuance
Stemberg Irrevocable Trust	PS B - 75	4,400	12/6/2007	$0.00	Preferred Stock Issuance
Hamilton Revocable Trust,	PS B - 76	4,400	12/6/2007	$0.00	Preferred Stock Issuance
Thomas G. Stemberg Revocable	PS B - 77	60,500	12/6/2007	$0.00	Preferred Stock Issuance
Harvey Sorkin RevocableTi	PS B - 78	100,000	9/17/2008	$0.00	Preferred Stock Issuance
Alexa Grace Lowenthal	PS B - 79	25,000	1/5/2010	$0.00	Preferred Stock Issuance
Zoe Sarah Lowenthal	PS B - 80	25,000	1/5/2010	$0.00	Preferred Stock Issuance
Robert S Lowenthal	PS B - 81	50,000	1/5/2010	$0.00	Reduction due to Gift/Transfer
		46,581,013
	Check	0